                                                                    EXHIBIT 4.01

================================================================================
                                                               EXECUTION VERSION

                         FLEXTRONICS INTERNATIONAL LTD.

              1% CONVERTIBLE SUBORDINATED NOTES DUE AUGUST 1, 2010

                              --------------------

                                    INDENTURE
                           DATED AS OF AUGUST 5, 2003

                              --------------------

                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,
                                   AS TRUSTEE

================================================================================

                                TABLE OF CONTENTS

                                                                                                                     PAGE
                                    ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.      DEFINITIONS...................................................................................      1
Section 1.2.      OTHER DEFINITIONS.............................................................................      7
Section 1.3.      TRUST INDENTURE ACT PROVISIONS................................................................      8
Section 1.4.      RULES OF CONSTRUCTION.........................................................................      8

                                    ARTICLE 2

                                 THE SECURITIES

Section 2.1.      FORM AND DATING...............................................................................      9
Section 2.2.      EXECUTION AND AUTHENTICATION..................................................................     10
Section 2.3.      REGISTRAR, PAYING AGENT AND CONVERSION AGENT..................................................     11
Section 2.4.      PAYING AGENT TO HOLD MONEY IN TRUST...........................................................     11
Section 2.5.      SECURITYHOLDERS LIST..........................................................................     12
Section 2.6.      TRANSFER AND EXCHANGE.........................................................................     12
Section 2.7.      REPLACEMENT SECURITIES........................................................................     13
Section 2.8.      OUTSTANDING SECURITIES........................................................................     13
Section 2.9.      TREASURY SECURITIES...........................................................................     14
Section 2.10.     TEMPORARY SECURITIES..........................................................................     14
Section 2.11.     CANCELLATION..................................................................................     14
Section 2.12.     LEGEND; ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS.........................................     14
Section 2.13.     CUSIP NUMBERS.................................................................................     17

                                    ARTICLE 3

                                   REDEMPTION

Section 3.1.      NO REDEMPTION BY THE COMPANY..................................................................     17
Section 3.2.      PURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON CHANGE OF CONTROL.........................     17

                                    ARTICLE 4

                                   CONVERSION

Section 4.1.      CONVERSION PRIVILEGE..........................................................................     19
Section 4.2.      CONVERSION PROCEDURE..........................................................................     19
Section 4.3.      FRACTIONAL SHARES.............................................................................     22
Section 4.4.      TAXES ON CONVERSION...........................................................................     22
Section 4.5.      COMPANY TO PROVIDE STOCK......................................................................     22

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
Section 4.6.      ADJUSTMENT OF CONVERSION PRICE................................................................     22
Section 4.7.      NO ADJUSTMENT.................................................................................     26
Section 4.8.      ADJUSTMENT FOR TAX PURPOSES...................................................................     27
Section 4.9.      NOTICE OF ADJUSTMENT..........................................................................     27
Section 4.10.     EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON CONVERSION PRIVILEGE.............     27
Section 4.11.     TRUSTEE'S DISCLAIMER..........................................................................     28
Section 4.12.     VOLUNTARY REDUCTION...........................................................................     28

                                    ARTICLE 5

                                  SUBORDINATION

Section 5.1.      SECURITIES SUBORDINATED TO SENIOR DEBT........................................................     29
Section 5.2.      NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES..................................................     29
Section 5.3.      PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC................................................     30
Section 5.4.      PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION.....................................................     31
Section 5.5.      SUBROGATION...................................................................................     31
Section 5.6.      OBLIGATIONS OF THE COMPANY UNCONDITIONAL......................................................     31
Section 5.7.      NOTICE TO TRUSTEE.............................................................................     31
Section 5.8.      RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT................................     32
Section 5.9.      TRUSTEE'S RELATION TO SENIOR DEBT OR GUARANTOR SENIOR DEBT....................................     32
Section 5.10.     SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR A GUARANTOR OR
                      HOLDERS OF SENIOR DEBT....................................................................     33
Section 5.11.     CERTAIN CONVERSIONS NOT DEEMED PAYMENT........................................................     33
Section 5.12.     HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF SECURITIES...........................     33
Section 5.13.     THIS ARTICLE 5 NOT TO PREVENT EVENTS OF DEFAULT...............................................     34
Section 5.14.     TRUSTEE'S COMPENSATION NOT PREJUDICED.........................................................     34

                                    ARTICLE 6

                                    COVENANTS

Section 6.1.      PAYMENT OF SECURITIES.........................................................................     34
Section 6.2.      SEC REPORTS...................................................................................     35
Section 6.3.      COMPLIANCE CERTIFICATES.......................................................................     35
Section 6.4.      FURTHER INSTRUMENTS AND ACTS..................................................................     35
Section 6.5.      MAINTENANCE OF CORPORATE EXISTENCE............................................................     35
Section 6.6.      RULE 144A INFORMATION REQUIREMENT.............................................................     35
Section 6.7.      STAY, EXTENSION AND USURY LAWS................................................................     36
Section 6.8.      PAYMENT OF ADDITIONAL INTEREST................................................................     36

                                    ARTICLE 7

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 7.1.      COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS..........................................     36
Section 7.2.      SUCCESSOR SUBSTITUTED.........................................................................     37
Section 7.3.      ADDITIONAL CONDITIONS UPON REINCORPORATING, MERGING OR CONSOLIDATING INTO ANOTHER COUNTRY.....     37

                                    ARTICLE 8

                              DEFAULT AND REMEDIES

Section 8.1.      EVENTS OF DEFAULT.............................................................................     38
Section 8.2.      ACCELERATION..................................................................................     40
Section 8.3.      OTHER REMEDIES................................................................................     40
Section 8.4.      WAIVER OF DEFAULTS AND EVENTS OF DEFAULT......................................................     40
Section 8.5.      CONTROL BY MAJORITY...........................................................................     40
Section 8.6.      LIMITATIONS ON SUITS..........................................................................     41
Section 8.7.      RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT...........................................     41
Section 8.8.      COLLECTION SUIT BY TRUSTEE....................................................................     41
Section 8.9.      TRUSTEE MAY FILE PROOFS OF CLAIM..............................................................     42
Section 8.10.     PRIORITIES....................................................................................     42
Section 8.11.     UNDERTAKING FOR COSTS.........................................................................     42

                                    ARTICLE 9

                                     TRUSTEE

Section 9.1.      DUTIES OF TRUSTEE.............................................................................     43
Section 9.2.      RIGHTS OF TRUSTEE.............................................................................     44
Section 9.3.      INDIVIDUAL RIGHTS OF TRUSTEE..................................................................     45
Section 9.4.      TRUSTEE'S DISCLAIMER..........................................................................     45
Section 9.5.      NOTICE OF DEFAULTS............................................................................     45
Section 9.6.      REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES....................................................     45
Section 9.7.      COMPENSATION AND INDEMNITY....................................................................     46
Section 9.8.      REPLACEMENT OF TRUSTEE........................................................................     46
Section 9.9.      SUCCESSOR TRUSTEE BY MERGER, ETC..............................................................     47
Section 9.10.     ELIGIBILITY; DISQUALIFICATION.................................................................     47
Section 9.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.............................................     47

                                   ARTICLE 10

                     SATISFACTION AND DISCHARGE OF INDENTURE

Section 10.1.     SATISFACTION AND DISCHARGE OF INDENTURE.......................................................     48
Section 10.2.     APPLICATION OF TRUST MONEY....................................................................     48
Section 10.3.     REPAYMENT TO COMPANY..........................................................................     49
Section 10.4.     REINSTATEMENT.................................................................................     49

                                   ARTICLE 11

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 11.1.     WITHOUT CONSENT OF HOLDERS....................................................................     49
Section 11.2.     WITH CONSENT OF HOLDERS.......................................................................     50
Section 11.3.     COMPLIANCE WITH TRUST INDENTURE ACT...........................................................     51
Section 11.4.     REVOCATION AND EFFECT OF CONSENTS.............................................................     51
Section 11.5.     NOTATION ON OR EXCHANGE OF SECURITIES.........................................................     51
Section 11.6.     TRUSTEE TO SIGN AMENDMENTS, ETC...............................................................     51
Section 11.7.     EFFECT OF SUPPLEMENTAL INDENTURES.............................................................     52

                                   ARTICLE 12

                                  MISCELLANEOUS

Section 12.1.     TRUST INDENTURE ACT CONTROLS..................................................................     52
Section 12.2.     NOTICES.......................................................................................     52
Section 12.3.     COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS..................................................     53
Section 12.4.     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT............................................     53
Section 12.5.     RECORD DATE FOR VOTE OR CONSENT OF SECURITYHOLDERS............................................     54
Section 12.6.     RULES BY TRUSTEE, PAYING AGENT, REGISTRAR AND CONVERSION AGENT................................     54
Section 12.7.     LEGAL HOLIDAYS................................................................................     54
Section 12.8.     GOVERNING LAW.................................................................................     54
Section 12.9.     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.................................................     55
Section 12.10.    NO RECOURSE AGAINST OTHERS....................................................................     55
Section 12.11.    SUCCESSORS....................................................................................     55
Section 12.12.    MULTIPLE COUNTERPARTS.........................................................................     55
Section 12.13.    SEPARABILITY..................................................................................     55
Section 12.14.    TABLE OF CONTENTS, HEADINGS, ETC..............................................................     55
Section 12.15.    BERMUDA BRANCH; FULL RECOURSE OBLIGATIONS.....................................................     55
Section 12.16.    CONSENT TO JURISDICTION AND SERVICE...........................................................     55

                             CROSS-REFERENCE TABLE*

  TIA                                                                                       INDENTURE
SECTION                                                                                      SECTION
-------                                                                                     ----------
Section 310   (a)(1)....................................................................    9.10
              (a)(2)....................................................................    9.10
              (a)(3)....................................................................    N.A.**
              (a)(4)....................................................................    N.A.
              (a)(5)....................................................................    9.10
              (b).......................................................................    9.8; 9.10
              (c).......................................................................    N.A.
Section 311   (a).......................................................................    9.11
              (b).......................................................................    9.11
              (c).......................................................................    N.A.
Section 312   (a).......................................................................    2.5
              (b).......................................................................    12.3
              (c).......................................................................    12.3
Section 313   (a).......................................................................    9.6
              (b)(1)....................................................................    N.A.
              (b)(2)....................................................................    9.6
              (c).......................................................................    9.6; 12.2
              (d).......................................................................    9.6
Section 314   (a).......................................................................    6.2; 6.4; 12.2
              (b).......................................................................    N.A.
              (c)(1)....................................................................    12.4(a)
              (c)(2)....................................................................    12.4(a)
              (c)(3)....................................................................    N.A.
              (d).......................................................................    N.A.
              (e).......................................................................    12.4(b)
              (f).......................................................................    N.A.
Section 315   (a).......................................................................    9.1(b)
              (b).......................................................................    9.5; 12.2
              (c).......................................................................    9.1(a)
              (d).......................................................................    9.1(c)
              (e).......................................................................    8.11
Section 316   (a)(last sentence)........................................................    2.9
              (a)(1)(A).................................................................    8.5
              (a)(1)(B).................................................................    8.4
              (a)(2)....................................................................    N.A.
              (b).......................................................................    8.7
              (c).......................................................................    12.5
Section 317   (a)(1)....................................................................    8.8
              (a)(2)....................................................................    8.9
              (b).......................................................................    2.4

-----------------
* This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**  N.A. means Not Applicable.

         THIS INDENTURE dated as of August 5, 2003 is between Flextronics International Ltd., a Singapore corporation (the "Company"), and J.P. Morgan Trust Company, National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the "Trustee").

         In consideration of the premises and the purchase of the Securities by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Company's 1% Convertible Subordinated Notes Due August 1, 2010.

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION  1.1.     DEFINITIONS.

         "Additional Interest" has the meaning specified in Section 5 of the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

         "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent or Conversion Agent.

         "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

         "Board of Directors" means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

         "Business Day" means each day that is not a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" or "capital stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

         "Cash" or "cash" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

         "Cash Settlement Averaging Period" means the five (5) Trading Day period beginning on the first Trading Day after the Conversion Retraction Period, provided that with respect to determining amounts payable in lieu of fractional shares pursuant to Section 4.3, if there is no Cash Settlement or Combined Settlement, Cash Settlement Averaging Period means the five (5) Trading Day period following the Conversion Date.

         "Certificated Security" means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1, 3 and 4 thereof.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption by the Company of a plan relating to the liquidation, judicial management or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

         "Common Stock" means the ordinary shares of the Company, S$0.01 par value per share, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Company.

         "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election and who voted with respect to such nomination or election; provided that a majority of the members of the Board voting with respect thereto shall at the time have been Continuing Directors.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Company.

         "Credit Facility" means, collectively, the Revolving Credit and Term Loan Agreement dated as of March 8, 2002, as amended by Amendment No. 1 thereto dated March 7, 2003, by and among the Company, certain agents and certain lending institutions party thereto and the Revolving Credit and Term Loan Agreement dated as of March 8, 2002, as amended by Amendment No. 1 thereto dated March 7, 2003, by and among Flextronics International U.S.A. Inc., certain agents and certain lending institutions party thereto and in each case, as amended, modified, renewed, restated, refunded, replaced or refinanced from time to time.

         "Debt" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Debt of others secured by a Lien on any asset of such Person (whether or not such Debt is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Debt of any other Person.

         "Default" or "default" means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

         "Designated Senior Debt" means (i) any Debt under the Credit Facility (and any guarantees thereof) and (ii) any other Senior Debt otherwise designated by the Company (which designation shall have been approved in writing by the Representative under the Credit Facility, and such approval shall have been delivered to the Trustee, so long as (A) the Credit Facility is in effect and
(B) the Company shall not then be a party to a credit facility or similar arrangement (other than the Credit Facility) that provides for loans in an aggregate principal amount that is greater than the aggregate principal amount of loans to the Company that may be made under the Credit Facility and that are not entered into in violation of the Credit Facility) and the Representative thereunder as "Designated Senior Debt" and, in the case of the designation by the Company, certified in an Officers' Certificate delivered to the Trustee; provided that not less than $5.0 million aggregate principal amount is outstanding under Designated Senior Debt at the date of the designation and at the date of determination.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

         "Final Maturity Date" means August 1, 2010.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

         "Global Security" means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1, 3 and 4 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and
(ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "Holder" or "Securityholder" means the person in whose name a Security is registered on the Primary Registrar's books.

         "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

         "Initial Purchasers" means the parties listed on Schedule A attached hereto.

         "Interest Payment Dates" means the dates listed on the Notes as the dates on which interest is payable on the Notes.

         "Liens" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

         "Officer" means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary or any Assistant Controller or Assistant Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers; provided, however, that for purposes of Sections 4.11 and 6.3, "Officers' Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

         "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to this Indenture.

         "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Principal" or "principal" of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of August 5, 2003, between the Company and the Initial Purchasers.

         "Regular Record Dates" means the dates listed in the Notes as the regular record dates to determine which holders are entitled to receive interest on the immediately following Interest Payment Date.

         "Regulation S" means Regulation S under the Securities Act or any successor to such Regulation.

         "Representative" means the (a) indenture trustee or other trustee, agent or representative for any Senior Debt or (b) with respect to any Senior Debt that does not have any such trustee, agent or other representative, (i) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required persons necessary to bind such holders or owners of such Senior Debt and (ii) in the case of all other such Senior Debt, the holder or owner of such Senior Debt.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Global Security" means a Global Security that is a Restricted Security.

         "Restricted Security" means a Security required to bear the restricted legend set forth in the form of Security set forth in Exhibit A of this Indenture.

         "Rule 144" means Rule 144 under the Securities Act or any successor to such Rule.

         "Rule 144A" means Rule 144A under the Securities Act or any successor to such Rule.

         "SEC" means the Securities and Exchange Commission.

         "Securities" or "Notes" means the 1% Convertible Subordinated Notes due August 1, 2010 or any of them (each, a "Security"), as amended or supplemented from time to time, that are issued under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

         "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

         "Senior Debt" means (i) all Debt of the Company outstanding under the Credit Facility and all Hedging Obligations with respect thereto, (ii) any other Debt incurred by the Company, unless the instrument under which such Debt is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities, and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Debt of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) the Company's 9 7/8% Senior Subordinated Notes due 2010, 9 3/4% Senior Subordinated Notes due 2010 and Convertible Junior Subordinated Notes due 2008.

         "Significant Subsidiary" means, in respect of any Person, a Subsidiary of such Person that would constitute a "significant subsidiary" as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

         "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by
(i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

         "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 11.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

         "Trading Day" means a day during which trading in securities generally occurs on the Nasdaq National Market (or, if the Common Stock is not quoted on the Nasdaq National Market, on the principal market on which the Common Stock is then traded), other than a day on which a material suspension of or limitation on trading is imposed that affects either the Nasdaq National Market (or, if applicable, such other market) in its entirety or only the shares of Common Stock (by reason of movements in price exceeding limits permitted by the relevant market on which the shares are traded or otherwise) or on which the Nasdaq National Market (or, if applicable, such other market) cannot clear the transfer of shares due to an event beyond the Company's control.

         "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means such successor.

         "Unrestricted Certificated Security" means a Certificated Security that is not a Restricted Security.

         "Unrestricted Global Security" means a Global Security that is not a Restricted Security.

         "Vice President" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

         "Volume Weighted Average Price" means, with respect to one share of Common Stock on any Trading Day, the volume weighted average prices as displayed under the heading "Bloomberg VWAP" on Bloomberg Page FLEX+<equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on that Trading Day (or if such volume weighted average price is not available, the market value of one share of Common Stock on such Trading Day as the Company determines in good faith using a volume weighted method).

         "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         SECTION 1.2.      OTHER DEFINITIONS.

                                       TERM                                            DEFINED IN SECTION
--------------------------------------------------------------------------------       ------------------
"Agent Members".................................................................              2.1(b)
"Bankruptcy Law"................................................................              8.1
"Cash Distribution".............................................................              4.6(d)
"Change of Control Offer".......................................................              3.2(a)
"Change of Control Payment".....................................................              3.2(a)
"Change of Control Payment Date"................................................              3.2(a)
"Change of Control Purchase Notice".............................................              3.2(a)
"Company Order".................................................................              2.2
"Conversion Agent"..............................................................              2.3
"Conversion Date"...............................................................              4.2(a)
"Conversion Price"..............................................................              4.6
"Conversion Retraction Period"..................................................              4.2(c)(4)
"Current Market Price"..........................................................              4.6(e)
"Custodian".....................................................................              8.1
"DTC"...........................................................................              2.1(a)
"Depositary"....................................................................              2.1(a)
"Determination Date"............................................................              4.6(d)(1)
"Events of Default".............................................................              8.1
"Expiration Date"...............................................................              4.6(d)(2)
"Expiration Time"...............................................................              4.6(d)(2)
"Legal Holiday".................................................................             12.7
"Legend" .......................................................................              2.12(a)
"Paying Agent"..................................................................              2.3
"Payment Blockage Notice".......................................................              5.2(a)
"Payment Blockage Period"  .....................................................              6.1
"Payment Default"...............................................................              8.1(5)
"Primary Registrar".............................................................              2.3
"Purchase Agreement"............................................................              2.1
"Purchased Shares"..............................................................              4.6(c)(2)
"QIB"...........................................................................              2.1
"Registrar".....................................................................              2.3
"Rights Plan"...................................................................              4.6(c)
"Share Settlement"..............................................................              4.2(b)
"Subject Transaction"...........................................................              7.1
"Trigger Event" ................................................................              4.6(c)

         SECTION 1.3.      TRUST INDENTURE ACT PROVISIONS.

         Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. This Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Securities;

                  "indenture security holder" means a Securityholder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means the Company or any other obligor on the Securities.

         All other terms used in this Indenture that are defined in the TIA, defined in the TIA by reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.4.      RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                  (A)      a term has the meaning assigned to it;

                  (B) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (C) words in the singular include the plural, and words in the plural include the singular;

                  (D) provisions apply to successive events and transactions;

                  (E) the term "merger" includes a statutory share exchange and the term "merged" has a correlative meaning;

                  (F) the masculine gender includes the feminine and the neuter;

                  (G) references to agreements and other instruments include subsequent amendments thereto; and

                  (H) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                    ARTICLE 2

                                 THE SECURITIES

         SECTION 2.1.      FORM AND DATING.

         The Securities and the Trustee's certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated July 31, 2003 (the "Purchase Agreement"), between the Company and the Initial Purchasers, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

         (a) Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, "QIBs" or individually, each a "QIB") in reliance on Rule 144A under the Securities Act and to Non-U.S. Persons in offshore transactions pursuant to Regulation S and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, Cede & Co., for the accounts of participants in the Depositary duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

         (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect replacements, exchanges, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

         (c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary or its nominee, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (iii) shall bear legends substantially to the following effect:

         "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO FLEXTRONICS INTERNATIONAL LTD. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY."

         SECTION 2.2.      EXECUTION AND AUTHENTICATION.

         An Officer shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $500,000,000 ($530,000,000 if the Initial Purchasers' option to purchase additional Securities is exercised in full) upon receipt of a written order or orders of the Company signed by two Officers of the Company (a "Company Order"). The Company Order shall specify the amount of Securities to be authenticated and the date on which each original issue of Securities is to be authenticated and shall provide that all such Securities will be represented by a Restricted Global Security. The aggregate principal amount of Securities outstanding at any time may not exceed $530,000,000 except as provided in Section 2.7.

         The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof and shall bear interest at the rate, calculated and paid, as provided in the form of security set forth in Exhibit A.

         SECTION 2.3.      REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

         The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a "Registrar"), one or more offices or agencies where Securities may be presented for payment (each, a "Paying Agent"), one or more offices or agencies where Securities may be presented for conversion (each, a "Conversion Agent") and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the "Primary Registrar") shall keep a register of the Securities and of their transfer and exchange.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.1 and Article 10).

         The Company hereby initially designates the Trustee as Paying Agent, Registrar, Custodian and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the Borough of Manhattan, The City of New York, one such office or agency of the Company for each of the aforesaid purposes.

         SECTION 2.4.      PAYING AGENT TO HOLD MONEY IN TRUST.

         Prior to 11:00 a.m., New York City time, on each due date of the principal or interest (including Additional Interest, if any) on any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal or interest (including Additional Interest, if any) so becoming due. Subject to Section 5.2, a Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal or interest (including Additional Interest, if any) on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of or interest (including Additional Interest, if any) on any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

         SECTION 2.5.      SECURITYHOLDERS LIST.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before any Interest Payment Date, if any, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

         SECTION 2.6.      TRANSFER AND EXCHANGE.

         (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a), 4.2(g) or 11.5.

         Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Change of Control Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

         All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

         (b) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

         (c) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         SECTION 2.7.      REPLACEMENT SECURITIES.

         If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

         Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

         Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         SECTION 2.8.      OUTSTANDING SECURITIES.

         Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those converted pursuant to
Article 4, those delivered to it for cancellation or surrendered for transfer or exchange, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding.

         If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If a Paying Agent (other than the Company or an Affiliate of the Company) holds on a Change of Control Payment Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and interest (including Additional Interest, if any) on Securities (or portions thereof) payable on that date, then on and after such Change of Control Payment Date or the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest (including Additional Interest, if any) on them shall cease to accrue.

         Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

         SECTION 2.9.      TREASURY SECURITIES.

         In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

         SECTION 2.10.     TEMPORARY SECURITIES.

         Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

         SECTION 2.11.     CANCELLATION.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. All Securities which are purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date shall be delivered to the Trustee for cancellation. The Securities so purchased while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to convert or vote the Securities and shall be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of the Holders. The Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4.

         SECTION 2.12.     LEGEND; ADDITIONAL TRANSFER AND EXCHANGE
                           REQUIREMENTS.

         (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the form of Securities attached hereto as Exhibit A (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Securities are not "restricted" within the meaning of

Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (i) provision of such satisfactory evidence if requested, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

         (b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

         (c) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend other than a Restricted Global Security. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

         (d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Company or the Registrar, an opinion of counsel reasonably acceptable to the Company and addressed to the Company in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

         (e) As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

         (f) The provisions of clauses (i), (ii), (iii), (iv) and (v) below shall apply only to Global Securities:

                  (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that
         (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or the Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clauses (A) or (B) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

                  (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form.

                  (v) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

         SECTION 2.13.     CUSIP NUMBERS.

         The Company in issuing the Securities may use one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE 3

                                   REDEMPTION

         SECTION 3.1.      NO REDEMPTION BY THE COMPANY.

         The Securities may not be redeemed by the Company prior to the Final Maturity Date.

         SECTION 3.2. PURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, each Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $1,000 or integral multiples thereof) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) thereon, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice (the "Change of Control Purchase Notice") to each Holder of Securities describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date the Change of Control Purchase Notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice.

         (b) The Company will comply with the requirements of Rule l4e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control.

         (c) On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $1,000 or integral multiples thereof.

         Prior to complying with the provisions of this Section 3.2, but in any event within 90 days following a Change of Control, the Company will either repay in full in cash all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Securities required by this Section 3.2. The Company shall notify the Trustee in writing upon satisfaction of the foregoing condition or the failure to satisfy the condition prior to the Change of Control Payment Date. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable.

         (d) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

         Notwithstanding anything to the contrary set forth in this Section 3.2, a Change of Control will not be deemed to have occurred if either:

                  (1) the closing sale price of the Common Stock for any five Trading Days during the ten Trading Days immediately preceding the Change of Control is at least equal to 105% of the Conversion Price in effect on such Trading Day; or

                  (2) in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights) in the merger or consolidation constituting the Change of Control consists of common stock, ordinary shares or other certificates representing common equity securities traded on a United States national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change of Control) and as a result of such transaction or transactions the Securities become convertible solely into such common stock, ordinary shares or other certificates representing common equity securities.

         (e) Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 3.2, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business on the Business Day immediately preceding the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing its election to have such principal amount of Securities purchased.

                                   ARTICLE 4

                                   CONVERSION

         SECTION 4.1.      CONVERSION PRIVILEGE.

         (a) Subject to the further provisions of this Article 4 and paragraph 6 of the Securities, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock at any time prior to the close of business on the Final Maturity Date, at the Conversion Price then in effect. The initial Conversion Price is set forth in paragraph 6 of the Securities and is subject to adjustment as provided in this Article 4.

         (b) If a Security is submitted or presented for purchase pursuant to a Change of Control Purchase Notice in accordance with Article 3, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Change of Control Payment Date for such Security or such earlier date as the Holder presents such Security for purchase (unless the Holder withdraws its election pursuant to Section 4.1(e)).

         (c) If the Company elects Share Settlement the number of shares of Common Stock issuable upon conversion of a Security shall be determined by dividing the aggregate principal amount of the Security or portion thereof surrendered for conversion by the Conversion Price in effect on the Conversion Date.

         (d) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

         (e) A Security in respect of which a Holder has elected to have its Securities repurchased pursuant to Section 3.2(a) exercising the option of such Holder to require the Company to purchase such Security may be converted only if such election is withdrawn by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date.

         (f) A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

         SECTION 4.2.      CONVERSION PROCEDURE.

         (a) To convert a Security, a Holder must (i) complete and manually sign the conversion notice on the back of the Security and deliver such notice to the Conversion Agent, (ii) surrender the Security to the Conversion Agent,
(iii) furnish appropriate endorsements and transfer documents if required by a Registrar or the Conversion Agent, and (iv) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the "Conversion Date."

         (b) As soon as practicable after the Conversion Date, and subject to paragraph (c), the Company shall satisfy all of its obligations ("Conversion Obligations") upon conversion of the Securities by delivering to the Holder, at the Company's option, either shares of Common Stock, cash, or a combination of cash and shares of Common Stock, in the following manner:

                                    (1)      If the Company elects to satisfy
                           the entire Conversion Obligation in shares of Common Stock ("Share Settlement"), then the Company will deliver to the Holder shares of Common Stock equal to the quotient of (A) the aggregate principal amount of Securities to be converted by the Holder divided by
                           (B) the Conversion Price in effect on the Conversion Date;

                                    (2)      If the Company elects to satisfy
                           the entire Conversion Obligation in cash ("Cash Settlement"), then the Company will deliver to the Holder cash in an amount equal to the product of (A) a number equal to the aggregate principal amount of Securities to be converted by such Holder divided by the Conversion Price in effect on the Conversion Date, and (B) the arithmetic mean of the Volume Weighted Average Prices of the Common Stock on each Trading Day during the Cash Settlement Averaging Period; or

                                    (3)      If the Company elects to satisfy a
                           portion of the Conversion Obligation in cash (the "Partial Cash Amount") and a portion in shares of Common Stock (together with the Partial Cash Amount, a "Combined Settlement"), then the Company will deliver to the Holder such Partial Cash Amount plus a number of shares of Common Stock equal to the quotient of (A) the amount of the Cash Settlement as set forth in clause (2) above minus such Partial Cash Amount divided by (B) the arithmetic mean of the Volume Weighted Average Prices of the Common Stock on each Trading Day during the applicable Cash Settlement Averaging Period.

         (c) Upon receipt of the conversion notice from a Holder by the Company or the Conversion Agent:

                                    (1)      If such notice is received by the
                           Conversion Agent, the Conversion Agent will promptly notify the Company.

                                    (2)      If the Company elects to satisfy
                           the Conversion Obligation by Share Settlement, then settlement in Common Stock will be made on or prior to the fifth (5th) Trading Day following the receipt of such conversion notice by the Company.

                                    (3)      If the Company elects to satisfy
                           the Conversion Obligation by Cash Settlement or Combined Settlement, then the Company will notify the Trustee in writing, who shall promptly notify the Holder, of the dollar amount to be satisfied in cash at any time on or before the date that is two Business Days following receipt of the conversion notice (the "Settlement Notice Period"). Share Settlement will apply automatically if the Company does not notify the Trustee during the Settlement Notice Period that the Company has chosen another settlement method.

                                    (4)      If the Company timely elects Cash
                           Settlement or Combined Settlement, then the Holder may retract the conversion notice at any time during the two (2) Business Day period beginning on the day after the Settlement Notice Period (the "Conversion Retraction Period") by written notice to the Trustee. The Holder cannot retract the conversion notice (and the conversion notice therefore will be irrevocable) if Share Settlement applies. If the Holder has not retracted the conversion notice during the Conversion Retraction Period, then Cash Settlement or Combined Settlement will occur on the first Trading Day following the Cash Settlement Averaging Period. If the Holder timely retracts the conversion notice, then such Holder shall be deemed to be a Holder of Securities as if a conversion notice had never been delivered by such Holder for such Securities.

         (d) If an Event of Default (other than an Event of Default in a cash payment upon conversion of the Securities) has occurred and is continuing, the Company may not pay cash upon conversion of any Security or portion of a Security (other than cash for fractional shares).

         (e) The person in whose name the Common Stock certificate is registered shall be deemed to be a shareholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the share transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such share transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the share transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security but shall have the rights set froth in this Section 4.2 until the Company satisfies its Conversion Obligations. No payment or adjustment will be made for interest accrued on any Security (or portion thereof) converted (except as set forth in paragraph (f) below) or for dividends or distributions payable (except as set forth in Section 4.6) on shares of Common Stock issued upon conversion of a Security.

         (f) Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date, if any (excluding Securities or portions thereof presented for purchase upon a Change of Control on a Change of Control Payment Date during the period beginning at the close of business on a Regular Record Date and ending at the opening of business on the first Business Day after the next succeeding Interest Payment Date, if any, or if such Interest Payment Date, if any, is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest (including Additional Interest, if any), payable on such Interest Payment Date on the principal amount of such Security then being converted, and such interest (including Additional Interest, if any), shall be payable to such registered Holder notwithstanding the conversion of such Security, subject, to the provisions of this Indenture relating to the payment of defaulted interest, if any, by the Company. Except as otherwise provided in this Section 4.2, no payment or adjustment will be made for accrued interest (including Additional Interest, if any), on a converted Security. If the Company defaults in the payment of interest payable on such Interest Payment Date, the Company shall promptly repay such funds to such Holder.

         Nothing in this Section 4.2shall affect the right of a Holder in whose name any Security is registered at the close of business on a Regular Record Date to receive the interest (including Additional Interest, if any), payable on such Security on the related Interest Payment Date, if any, in accordance with the terms of this Indenture, the Securities and the Registration Rights Agreement. If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

         (g) Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

         (h) Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

         SECTION 4.3.      FRACTIONAL SHARES.

         The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash for the fractional shares equal to the Volume Weighted Average Price of the Common Stock determined during the Cash Settlement Averaging Period multiplied by the fractional share and rounding the product to the nearest whole cent.

         SECTION 4.4.      TAXES ON CONVERSION.

         If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

         SECTION 4.5.      COMPANY TO PROVIDE STOCK.

         The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, make available out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

         All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

         The Company will endeavor promptly to comply with all federal, state and foreign securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the Nasdaq National Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time. Any Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a Restricted Security will also be a Restricted Security.

         SECTION 4.6.      ADJUSTMENT OF CONVERSION PRICE.

         The conversion price as stated in paragraph 6 of the Securities (the "Conversion Price") shall be adjusted from time to time by the Company as follows:

                  (a) In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

                  (b) In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share of Common Stock on such record date, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

                  (c) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (1) dividends or distributions paid exclusively in cash or (2) dividends or distributions referred to in subsection (a) of this Section 4.6), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 4.6 and also excluding the distribution of rights to all holders of Common Stock pursuant to the adoption of a stockholders rights plan or the detachment of such rights under the terms of such stockholder rights plan), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                  In the event the then fair market value (as so determined) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants such holder would have received had such holder converted each Security on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.6(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

                  In the event that the Company implements a share rights plan ("Rights Plan"), upon conversion of the Securities into Common Stock, to the extent that any such Rights Plan is still in effect upon such conversion, the holders of Securities will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 4.6(c).

                  Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.6 (and no adjustment to the Conversion Price under this Section 4.6 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 4.6(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 4.6 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

                  (d) (1) In case the Company shall, by dividend or otherwise, at any time distribute cash (a "Cash Distribution") to all or substantially all holders of its Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Business Day (the "Determination Date") immediately preceding the day on which such Cash Distribution is declared by the Company by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the Determination Date less the amount of cash applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date) and the denominator shall be such Current Market Price per share of the Common Stock on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Cash Distribution is paid.

                  (2) In case any tender offer made by the Company or any of its Subsidiaries for Common Stock shall expire then, immediately prior to the opening of business on the day after the last day (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time"), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Current Market Price per share of the Common Stock on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and
         (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 4.6(d)(2) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 4.6(d)(2).

                  (3) For purposes of this Section 4.6(d), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender
                                       25
         offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

                  (e)      For the purpose of any computation under subsections
         (b), (c) and (d) of this Section 4.6, the current market price (the "Current Market Price") per share of Common Stock on any date shall be deemed to be the average of the Sales Prices for the 30 consecutive Trading Days commencing 45 Trading Days before (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsection (d) of this Section 4.6 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b), (c) or
         (d) of this Section 4.6.

                  (f) In any case in which this Section 4.6 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 4.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.9) issuing to the Holder of any Security converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

         SECTION 4.7.      NO ADJUSTMENT.

         No adjustment in the Conversion Price shall be required:

                                    (1)      unless the adjustment would require
                           an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section
                           4.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment;

                                    (2)      for issuances of Common Stock
                           pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock;

                                    (3)      if all of the Holders may
                           participate in the transactions that would otherwise lead to an adjustment in the Conversion Price pursuant to Section 4.6; or

                                    (4)      if such adjustment would reduce the
                           conversion price of the Securities to less than the par value of the Company's ordinary shares, which is currently S$0.01 per share.

         To the extent that the Securities become convertible into the right to receive cash pursuant to Section 4.2 hereof, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         SECTION 4.8.      ADJUSTMENT FOR TAX PURPOSES.

         The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 4.6, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable, provided, however, that in no event may the Company reduce the Conversion Price to be less than the par value of a share of Common Stock.

         SECTION 4.9.      NOTICE OF ADJUSTMENT.

         (a) Whenever the Conversion Price or conversion privilege is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers' Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

         (b)      In the event that:

                                    (1)      the Company takes any action which
                           would require an adjustment in the Conversion Price;

                                    (2)      the Company consolidates or merges
                           with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

                                    (3)      there is a dissolution, judicial
                           management or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 4.9.

         SECTION 4.10. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON CONVERSION PRIVILEGE.

         If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 4.6); (b) any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for Common Stock, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 4. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors and the Trustee shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.10 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

         In the event the Company shall execute a supplemental indenture pursuant to this Section 4.10, the Company shall promptly file with the Trustee
(x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

         SECTION 4.11.     TRUSTEE'S DISCLAIMER.

         The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in conclusively relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 4.

         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in conclusively relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.10.

         SECTION 4.12.     VOLUNTARY REDUCTION.

         The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period if our Board of Directors determines that such reduction would be in the best interest of the Company or to avoid or diminish income tax to holders of shares of our Common Stock in connection with a dividend or distribution of stock or similar event, and the Company provides 15 days prior notice of any reduction in the Conversion Price; provided, however, that in no event may the Company reduce the Conversion Price to be less than the par value of a share of Common Stock.

                                   ARTICLE 5

                                  SUBORDINATION

         SECTION 5.1.      SECURITIES SUBORDINATED TO SENIOR DEBT.

         The Company covenants and agrees, and each Holder of the Securities, by its acceptance thereof, likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 5; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Securities by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents (or such payment shall be duly provided for to the satisfaction of the holders of the Senior Debt) of all Obligations on the Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt, in reliance upon the covenants and provisions contained in this Indenture.

         SECTION 5.2.      NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES.

         (a) If (i) a default in the payment of the principal of, premium, if any, or interest (including Additional Interest, if any), on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or
(ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt to which such default relates to accelerate its maturity and, the Trustee receives a written notice of such default (a "Payment Blockage Notice"), in the case of clause (i) from the Company and in the case of clause (ii) from the holders of any Designated Senior Debt then, the Company may not make any payment upon or in respect of the Securities (except in Permitted Junior Securities or from the trust described in Article 10). Payments on the Securities may and shall be resumed (x) in the case of a payment default, upon the date on which such default is cured or waived and (y) in case of a nonpayment default, the earlier of (a) the date on which such nonpayment default is cured or waived, (b) 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee, (c) the date such Designated Senior Debt shall have been discharged or paid in full in cash or (d) the date such Payment Blockage Notice shall have been terminated by written notice to the Company or the Trustee from the holders of Designated Senior Debt initiating such Payment Blockage Notice (such period from the date of the Payment Blockage Notice until the date payments shall be resumed pursuant to (a), (b), (c) or (d), a "Payment Blockage Period"). Thereafter, in the case of clauses (a), (b), (c) and (d), the Company shall resume making any and all required payments in respect of the Securities, including any payments not made to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions, unless a default described in clause (i) occurs and is continuing. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

         The Trustee must provide the holders of Designated Senior Debt at least 10 days' prior written notice of any acceleration of the maturity of the Securities.

         (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 5.2(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) as their respective interests may appear. The Trustee shall be entitled to conclusively rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives), or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt. The Company shall keep complete and accurate records of the names, addresses and amounts owed to all holders of Senior Debt and Designated Senior Debt and their Representatives, if any and shall produce such records to the Trustee upon request and the Trustee shall be absolutely protected in relying on such records in paying over or delivering moneys or providing notice pursuant to this Article 5.

                  Nothing contained in this Article 5 shall limit or compromise the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Section 8.2 or to pursue any rights or remedies hereunder or otherwise; provided, however, that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Securities.

         SECTION 5.3.      PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

         (a) Upon any distribution to creditors of the Company in a total or partial liquidation, winding-up, reorganization, judicial management or dissolution of the Company or in a voluntary or involuntary bankruptcy, reorganization, insolvency, receivership, judicial management or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest (and any Additional Interest, if any) after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of the Securities will be entitled to receive any payment with respect to the Securities, and until all Obligations with respect to Senior Debt are paid in full in cash, any distribution to which the Holders of the Securities would be entitled shall be made to the holders of Senior Debt (except that Holders of the Securities may receive Permitted Junior Securities and payments made from the trust described in Article 10).

         (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

         (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section 5.3(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

         (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation, judicial management or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article 7 hereof shall not be deemed a dissolution, winding-up, liquidation, judicial management or reorganization for the purposes of this Section if, in the event the Company is not the surviving corporation, such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article 7 hereof.

         SECTION 5.4.      PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION.

         Nothing contained in this Article 5 or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections
5.1 and 5.2, from making payments at any time for the purpose of making payments of principal of and interest (including Additional Interest, if any) on the Securities, or from depositing with the Trustee any monies for such payments, or
(ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 5.1 or 5.2, the application by the Trustee of any monies deposited with it for the purpose of making such payments of principal of, and interest (including Additional Interest, if any) on, the Securities to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in Section 5.2 or Section
5.7. The Company shall give prompt written notice to the Trustee of any dissolution, judicial management, winding-up, liquidation or reorganization of the Company.

         SECTION 5.5.      SUBROGATION.

         Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Securities shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt or by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article 5 which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article 5 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Debt, on the other hand.

         SECTION 5.6.      OBLIGATIONS OF THE COMPANY UNCONDITIONAL.

         Nothing contained in this Article 5 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on (including Additional Interest, if any) the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of any Senior Debt, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 5 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         SECTION 5.7.      NOTICE TO TRUSTEE.

         The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article
5. Regardless of anything to the contrary contained in this Article 5 or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing referencing this Indenture and the Securities from the Company, or from a holder of Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge of a Responsible Officer to the contrary) that no such facts exist.

         In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this
Article 5, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 5, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such person to receive such payment.

         SECTION 5.8. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

         Upon any payment or distribution of assets of the Company referred to in this Article 5, the Trustee, subject to the provisions of Article 7 hereof, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation, judicial management or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article 5.

         SECTION 5.9.      TRUSTEE'S RELATION TO SENIOR DEBT OR GUARANTOR SENIOR
                           DEBT.

         The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article 5 with respect to any Senior Debt which may at any time be held by it in its individual capacity or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder. The Trustee shall not be liable to any holder of Senior Debt if it shall mistakenly pay over or deliver to the Holders, the Company or any other Person monies or assets to which any such holder of the Senior Debt shall be entitled by virtue of this Article 5.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 5, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

         Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt or Designated Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

         SECTION 5.10. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR A GUARANTOR OR HOLDERS OF SENIOR DEBT.

         No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 5 or the obligations hereunder of the Holders to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing or securing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company or any other Person.

         SECTION 5.11.     CERTAIN CONVERSIONS NOT DEEMED PAYMENT

         For the purposes of this Article 5 only, (1) the issuance and delivery of Permitted Junior Securities upon conversion of Securities in accordance with
Article 4 shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 4.3), property or securities (other than Permitted Junior Securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. Nothing contained in this Article 5 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 4.

         SECTION 5.12. HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF SECURITIES.

         Each Holder by its acceptance of the Securities authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders, the subordination provided in this Article 5, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation, judicial management or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Securities and accrued interest (including Additional Interest, if any) in the form required in those proceedings.

         If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 5.13.     THIS ARTICLE 5 NOT TO PREVENT EVENTS OF DEFAULT.

         The failure to make a payment on account of principal of or interest (including Additional Interest) on the Securities by reason of any provision of this Article 5 will not be construed as preventing the occurrence of an Event of Default.

         SECTION 5.14.     TRUSTEE'S COMPENSATION NOT PREJUDICED.

         Nothing in this Article 5 will apply to amounts due to the Trustee pursuant to other Sections in this Indenture.

                                   ARTICLE 6

                                    COVENANTS

         SECTION 6.1.      PAYMENT OF SECURITIES.

         The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest (including Additional Interest), if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date money, deposited by the Company or an Affiliate thereof, sufficient to pay the installment. Subject to Section 4.2 hereof, accrued and unpaid interest (including Additional Interest, if any) on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. The Company shall, (in immediately available funds) to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest (including Additional Interest, if any).

         Payment of the principal of (and premium, if any) and interest (including Additional Interest, if any) on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the Trustee) or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest (including Additional Interest, if any) may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date.

         SECTION 6.2.      SEC REPORTS.

         The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee.

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 6.3.      COMPLIANCE CERTIFICATES.

         The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending March 31, 2004), an Officers' Certificate as to the signer's knowledge of the Company's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers' Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

         SECTION 6.4.      FURTHER INSTRUMENTS AND ACTS.

         Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

         SECTION 6.5.      MAINTENANCE OF CORPORATE EXISTENCE.

         Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

         SECTION 6.6.      RULE 144A INFORMATION REQUIREMENT.

         Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities make available to such Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         SECTION 6.7.      STAY, EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest (including Additional Interest, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 6.8.      PAYMENT OF ADDITIONAL INTEREST.

         If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable, (ii) the reason why such Additional Interest is payable and
(iii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

                                    ARTICLE 7

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         SECTION 7.1.      COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

         The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving Person) or convey, transfer or lease or otherwise dispose of its properties and assets substantially as an entirety in one or more related transactions (a "Subject Transaction"), to any Person, unless:

                                    (1)      in case the Company shall
                           consolidate with or merge into another Person (in a transaction in which the Company is not the surviving Person) or convey, transfer or lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, Singapore or any other country (subject to the conditions set forth in Section 7.3) and shall, in any case, expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest (including Additional Interest, if any) on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 4, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company's assets;

                                    (2)      immediately after giving effect to
                           such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                                    (3)      the Company has delivered to the
                           Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article 7 and that all conditions precedent herein provided for relating to such transaction have been complied with.

         SECTION 7.2.      SUCCESSOR SUBSTITUTED.

         Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer, lease or other disposition of the properties and assets of the Company substantially as an entirety in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities except with respect to any obligations that arise from, or are related to, such transaction.

         SECTION 7.3. ADDITIONAL CONDITIONS UPON REINCORPORATING, MERGING OR CONSOLIDATING INTO ANOTHER COUNTRY

         If the surviving or resulting transferee, lessee or successor Person (the "Successor Corporation") in a Subject Transaction is incorporated in a country other than the United States (or any state thereof or the District of Columbia) or Singapore, then the Company must satisfy the conditions specified in paragraphs (A), (B) and (C) below as promptly as practicable, but no later than 60 days following the date of such Subject Transaction:

                  (A) the Company shall have delivered to the Trustee a written opinion, in form and substance satisfactory to the Trustee, of independent legal counsel of recognized standing, as to the continued validity, binding effect and enforceability of this Indenture and the Notes and to the further effect that such counsel is not aware of any pending change in, or amendment to, the laws (or any regulations promulgated thereunder) of any such country in which the proposed Successor Corporation is incorporated or maintains its principal place of business or principal executive office, or any taxing authority thereof or therein, affecting taxation, or any pending execution of or amendment to, or any pending change in application of or official position regarding, any treaty or treaties affecting taxation to which any such country is a party, which, in any such case, would require the Company to withhold for taxes or other governmental charges from amounts paid on the Securities, it being understood that such counsel may, in rendering such opinion, rely, to the extent appropriate, on opinions of independent local counsel of recognized standing and the Company may instead deliver two or more opinions of counsel which together cover all of the foregoing matters;

                  (B) the Company shall have delivered to the Trustee a certificate, in form and substance satisfactory to the Trustee, signed by two executive officers of the Successor Corporation, as to the continued validity, binding effect and enforceability of this Indenture and the Securities; and

                  (C) the Successor Corporation shall, promptly but no later than 60 days following the date of such transaction, consent to the jurisdiction of the Courts of the State of New York.

         In the event of any such Subject Transaction, the Company will indemnify and hold harmless the Holder of each Security from and against any and all present and future taxes, levies, imposts, charges and withholdings (including, without limitation, estate, inheritance, capital gains and other similar taxes), and any and all present and future registration, stamp, issue, documentary or other similar taxes, duties, fees or charges, imposed, assessed, levied or collected by or for the account of any jurisdiction or political subdivision or taxing or other governmental agency or authority thereof or therein on or in respect of the Securities, this Indenture or any other agreement relating to calculations to be performed with respect to the Securities or any amount paid or payable under any of the foregoing which, in any such case, would not have been imposed had such Subject Transaction not occurred.

                                    ARTICLE 8

                              DEFAULT AND REMEDIES

         SECTION 8.1.      EVENTS OF DEFAULT.

         "Events of Defaults" are:

                                    (1)      default for 30 days in the payment
                           when due of interest (including Additional Interest, if any) on the Notes (whether or not prohibited by the subordination provisions of this Indenture);

                                    (2)      default in payment when due of the
                           principal of, or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of this Indenture);

                                    (3)      failure by the Company for 30 days
                           after notice from either the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with the provisions described in Section 3.2 or 7.1;

                                    (4)      failure by the Company for 60 days
                           after notice from either the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in this Indenture or the Notes;

                                    (5)      default under any mortgage,
                           indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company (or the payment of which is guaranteed by the Company) whether such Debt or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest (including Additional Interest, if any) on such Debt prior to the expiration of the grace period provided in such Debt on the date of such default (a "Payment Default") or (b) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt the maturity of which has been so accelerated, aggregates $40.0 million or more;

                                    (6)      failure by the Company or any of
                           its Subsidiaries to pay final judgments aggregating in excess of $40.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; or

                                    (7)      the Company or any of its
                           Significant Subsidiaries:

                           (i) commences a voluntary case under any Bankruptcy Law,

                           (ii) consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Law,

                           (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                           (iv) makes a general assignment for the benefit of its creditors,

                           (v) generally is not paying its debts as they become due; or

                                    (8)      a court of competent jurisdiction
                           enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company or any of its Significant Subsidiaries,

                           (ii) appoints a custodian or judicial manager of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries, or

                           (iii)    orders the liquidation or judicial
                  management of the Company or any of its Significant Subsidiaries; and the order or decree remains unstayed and in effect for 60 consecutive days.

         The term "Bankruptcy Law" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

         SECTION 8.2.      ACCELERATION.

         If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 8.1) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal and interest (including Additional Interest, if any) to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (7) or (8) of Section 8.1 occurs, all unpaid principal and interest (including Additional Interest, if any) of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal and interest (including Additional Interest, if any) of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest at a rate of 3% per annum on overdue installments of interest (including Additional Interest, if any) and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 9.7 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

         SECTION 8.3.      OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest (including Additional Interest, if any) on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         SECTION 8.4.      WAIVER OF DEFAULTS AND EVENTS OF DEFAULT.

         Subject to Sections 8.7 and 11.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequence, except a default or Event of Default in the payment of the principal of, premium, if any, or interest (including Additional Interest, if any) on any Security, a failure by the Company to convert any Securities into Common Stock or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 11.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.

         SECTION 8.5.      CONTROL BY MAJORITY.

         The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability.

         SECTION 8.6.      LIMITATIONS ON SUITS.

         A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium, if any, or interest (including Additional Interest, if any) for the conversion of the Securities pursuant to Article 4) unless:

                                    (1)      the Holder gives to the Trustee
                           written notice of a continuing Event of Default;

                                    (2)      the Holders of at least 25% in
                           aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

                                    (3)      such Holder or Holders offer to the
                           Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

                                    (4)      the Trustee does not comply with
                           the request within 60 days after receipt of the request and the offer of indemnity; and

                                    (5)      no direction inconsistent with such
                           written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

         SECTION 8.7.      RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of and interest (including Additional Interest, if any) on the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

         SECTION 8.8.      COLLECTION SUIT BY TRUSTEE.

         If an Event of Default in the payment of principal or interest (including Additional Interest, if any) specified in clause (1) or (2) of
Section 8.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and accrued interest (including Additional Interest, if any) remaining unpaid, together with, to the extent that payment of such interest is lawful interest on overdue principal and overdue installments of interest (including Additional Interest, if any) in each case at a rate of 3% per annum and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 8.9.      TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 9.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation, judicial management or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 8.10.     PRIORITIES.

         If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

                  First, to the Trustee for amounts due under Section 9.7;

                  Second, to the holders of Senior Debt to the extent required by Article 5;

                  Third, to Holders for amounts due and unpaid on the Securities for principal and interest (including Additional Interest, if any) ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest (including Additional Interest, if any) respectively; and

                  Fourth, the balance, if any, to the Company.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.

         SECTION 8.11.     UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.7, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

                                    ARTICLE 9

                                     TRUSTEE

         SECTION 9.1.      DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b)      Except during the occurrence and continuance of an Event of
Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (or similar documents) or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates (or similar documents) and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or otherwise verify the contents thereof).

         (c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

                  (i)      this paragraph does not limit the effect of paragraph
         (b) of this Section 9.1;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee, the Paying Agent, Registrar or Note Custodian is subject to this Section 9.1.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense including reasonable attorneys' fees that might be incurred by it in compliance with such request or direction.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         SECTION 9.2.      RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but it shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Company.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any such attorney or agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, order, approval, bond or other paper or document unless requested in writing to do so by the Holders representing more than 25% in aggregate principal amount of Securities then outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters it may see fit; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity reasonably satisfactory to it against such cost, expense or liability as a condition to so proceeding.

         (h) The permissive rights of the Trustee to do things enumerated in this Indenture should not be construed as a duty unless so specified herein.

         SECTION 9.3.      INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 9.10 and 9.11 hereof.

         SECTION 9.4.      TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy or priority of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

         SECTION 9.5.      NOTICE OF DEFAULTS.

         (a) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

         (b) If a Default or Event of Default occurs and is continuing and if it is known to the Trustee in accordance with the provisions of paragraph (a) of this Section 9.5, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest (including Additional Interest, if any) on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities.

         SECTION 9.6.      REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

         Within 60 days after each August 1 beginning with the August 1 following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee shall mail to the Holders of the Securities a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2) to the extent applicable. The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Securities are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

         SECTION 9.7.      COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee and hold it harmless against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the company (including this Section 9.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement, made without its consent, which consent shall not be unreasonably withheld or delayed.

         The obligations of the Company under this Section 9.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest (including Additional Interest, if any) on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.1(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

         SECTION 9.8.      REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 9.8.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a)      the Trustee fails to comply with Section 9.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

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

                  (c) a custodian or public officer takes charge of the Trustee or its property; or

                  (d)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section
9.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 9.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company's obligations under Section 9.7 hereof shall continue for the benefit of the retiring Trustee.

         SECTION 9.9.      SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers by sale or otherwise all or substantially all of its corporate trust business to (including the administration of this Indenture), another corporation, the successor corporation without any further act shall be the successor Trustee.

         SECTION 9.10.     ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or in the case of a subsidiary of a bank holding company, its parent shall have) a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

         SECTION 9.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 10

                     SATISFACTION AND DISCHARGE OF INDENTURE

         SECTION 10.1.     SATISFACTION AND DISCHARGE OF INDENTURE.

         This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                                    (1)      either

                           (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

                           (B)      all such Securities not theretofore
                  delivered to the Trustee for cancellation

                           (i)      have become due and payable, or

                           (ii) will become due and payable at the Final Maturity Date within one year,

         and the Company has irrevocably deposited or caused to be irrevocably deposited cash with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose of and in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest (including Additional Interest, if any) to the date of such deposit (in the case of Securities which have become due and payable) or the Final Maturity Date;

                                    (2)      the Company has paid or caused to
                           be paid all other sums payable hereunder by the Company; and

                                    (3)      the Company has delivered to the
                           Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.7 shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the provisions of Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.12, 3.2, 12.8, 12.15 and 12.16, Article 4, the last paragraph of Section 6.2 and this Article 10, shall survive until the Securities have been paid in full.

         SECTION 10.2.     APPLICATION OF TRUST MONEY.

         Subject to the provisions of Section 10.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 10.1 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest (including Additional Interest, if any) on the Securities. Money so held in trust shall not be subject to the subordination provisions of Article 5.

         SECTION 10.3.     REPAYMENT TO COMPANY.

         The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 10.1 and (ii) held by them at any time.

         The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest (including Additional Interest, if any) that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

         SECTION 10.4.     REINSTATEMENT.

         If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 10.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.2; provided, however, that if the Company has made any payment of the principal of or interest (including Additional Interest, if any) on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

                                   ARTICLE 11

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 11.1.     WITHOUT CONSENT OF HOLDERS.

         The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

                  (a)      to comply with Sections 4.10 and 7.1;

                  (b)      to cure any ambiguity, defect or inconsistency;

                  (c) to make any other change that does not adversely affect the rights of any Securityholder;

                  (d)      to comply with the provisions of the TIA;

                  (e) to add to the covenants of the Company for the equal and ratable benefit of the Securityholders or to surrender any right, power or option conferred upon the Company;

                  (f)      to appoint a successor Trustee; or

                  (g) to make all payments of principal and interest (including Additional Interest, if any) through its branch office in any foreign country instead of its Bermuda foreign branch office; provided that such change shall not have an adverse effect on the Holders; and provided, further, that Section 12.15 shall be amended accordingly.

         SECTION 11.2.     WITH CONSENT OF HOLDERS.

         The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 11.4, without the written consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.4, may not:

                  (a) change the stated maturity of the principal of any Security;

                  (b) reduce the principal amount of, or any premium or interest (including Additional Interest, if any) on, any Security;

                  (c) reduce the amount of principal payable upon acceleration of the maturity of any Security;

                  (d) change the place or currency of payment of principal of, or any premium or interest (including Additional Interest, if any) on, any Security;

                  (e) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

                  (f) modify the provisions with respect to the purchase right of Holders pursuant to Article 3 upon a Change of Control in a manner adverse to Holders;

                  (g) modify the subordination provisions of Article 5 in a manner materially adverse to the Holders of Securities;

                  (h) adversely affect the right of Holders to convert Securities other than as provided in or under Article 4 of this Indenture;

                  (i) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification or amendment;

                  (j) reduce the percentage of the aggregate principal amount of the outstanding Securities necessary for the waiver of compliance with certain provisions of this Indenture or the waiver of certain defaults under this Indenture; and

                  (k)      modify any of the provisions of this Section or
         Section 8.4, except to increase any such percentage or to provide that certain provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

         It shall not be necessary for the consent of the Holders under this
Section 11.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 11.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. An amendment or supplement under this Section 11.2 or under Section 11.1 may not make any change that adversely affects the rights under Article 5 of any holder of an issue of Senior Debt unless the holders of that issue, pursuant to its terms, consent to the change.

         SECTION 11.3.     COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

         SECTION 11.4.     REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

         After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(a) through (k) of Section 11.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

         SECTION 11.5.     NOTATION ON OR EXCHANGE OF SECURITIES.

         If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

         SECTION 11.6.     TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 11 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to
Section 9.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

         SECTION 11.7.     EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 12

                                  MISCELLANEOUS

         SECTION 12.1.     TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

         SECTION 12.2.     NOTICES.

         Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

                  If to the Company, to:

                  Flextronics International Ltd.
                  2090 Fortune Drive
                  San Jose, CA  95131
                  Attention: Investors Relations
                  Telephone: (408) 428-1300

                  with a copy to:

                  Fenwick & West LLP
                  801 California Street
                  Mountain View, CA  04041
                  Attention: David K. Michaels, Esq.
                  Telephone: (415) 875-2455
                  if to the Trustee, to:

                  J.P. Morgan Trust Company,
                       National Association
                  560 Mission Street, 13th Floor
                  San Francisco, CA
                  Attention: James Nagy
                  Telephone: (415) 315-7533

                  with a copy to:

                  Nixon Peabody LLP
                  Two Embarcadero Center
                  Suite 2700
                  San Francisco, CA  94111-3996
                  Attention: Varya Simpson
                  Telephone: (415) 984-8200

         Such notices or communications shall be effective when received.

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Securityholder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 12.3.     COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

         Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

         SECTION 12.4.     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                                    (1)      an Officers' Certificate stating
                           that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

                                    (2)      an Opinion of Counsel stating that,
                           in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

         (b) Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                                    (1)      a statement that the person making
                           such certificate or opinion has read such covenant or condition;

                                    (2)      a brief statement as to the nature
                           and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                                    (3)      a statement that, in the opinion of
                           such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                                    (4)      a statement as to whether or not,
                           in the opinion of such person, such condition or covenant has been complied with;

provided however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         SECTION 12.5.     RECORD DATE FOR VOTE OR CONSENT OF SECURITYHOLDERS.

         The Company (or, in the event deposits have been made pursuant to Section 10.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 11.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

         SECTION 12.6. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR AND CONVERSION AGENT.

         The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

         SECTION 12.7.     LEGAL HOLIDAYS.

         A "Legal Holiday" is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest (including Additional Interest, if any) shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

         SECTION 12.8.     GOVERNING LAW.

         This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

         SECTION 12.9.     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 12.10.    NO RECOURSE AGAINST OTHERS.

         All liability described in paragraph 15 of the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

         SECTION 12.11.    SUCCESSORS.

         All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 12.12.    MULTIPLE COUNTERPARTS.

         The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

         SECTION 12.13.    SEPARABILITY.

         In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 12.14.    TABLE OF CONTENTS, HEADINGS, ETC.

         The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 12.15.    BERMUDA BRANCH; FULL RECOURSE OBLIGATIONS.

         Notwithstanding anything to the contrary contained herein, all payments of principal and interest (including Additional Interest, if any, and Cash Settlement of Conversion Obligations as necessary to ensure no withholding on such payments) by the Company with respect to the Securities will be made by the Company through its Bermuda branch office; provided, however, that notwithstanding the foregoing, the Company acknowledges that its Obligations hereunder are full recourse to the Company and are in no manner limited to any extent to any branch thereof and shall in no manner impair the Trustee's ability to collect any Obligation from the Company.

         SECTION 12.16.    CONSENT TO JURISDICTION AND SERVICE.

         To the fullest extent permitted by applicable law, the Company hereby irrevocably submits to the jurisdiction of any Federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Indenture or any Notes, and irrevocably agree that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives, to the fullest extent permitted by laws, any objection which they may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which the Company is subject by a suit upon such judgment, provided that service of process is effected upon the Company in the manner specified herein or as otherwise permitted by law. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of now, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of their respective obligations under this Indenture, to the extent permitted by law.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

                                 FLEXTRONICS INTERNATIONAL LTD.

                                 By: /s/ Bernard Liew Jin Yang
                                     ___________________________________________
                                     Name:   Bernard Liew Jin Yang
                                     Title:  Company Secretary

                                 J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

                                 By: /s/ James Nagy
                                     ___________________________________________
                                     Name:   James Nagy
                                     Title:  Assistant Vice President

                          (Signature Page to Indenture)

                                   SCHEDULE A

CREDIT SUISSE FIRST BOSTON LLC
BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANK SECURITIES INC.
LEHMAN BROTHERS INC.
GOLDMAN, SACHS & CO.
CITIGROUP GLOBAL MARKETS INC.
BEAR, STEARNS & CO. INC.
ABN AMRO ROTHSCHILD LLC
FLEET SECURITIES, INC.
BNP PARIBAS SECURITIES CORP.
RBC DOMINION SECURITIES CORPORATION
SCOTIA CAPITAL (USA) INC.

                                    EXHIBIT A
                           [FORM OF FACE OF SECURITY]

         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

         [THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF

------------------
(1)      These paragraphs should be included only if the Security is a Global
         Security.

CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.]

         [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](2)

------------------
(2) These paragraphs should be included only if the Security is a Registered Security.

         FLEXTRONICS INTERNATIONAL LTD.

CUSIP:  33938E AK 3                                                      $______

              1% CONVERTIBLE SUBORDINATED NOTES DUE AUGUST 1, 2010

         Flextronics International Ltd., a Singapore corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to___________ _________________, or registered assigns, the principal sum of _____________________________ Dollars ($__________) on August 1, 2010 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note.](3)

         Interest Payment Dates:  August 1 and February 1

         Regular Record Dates:  July 15 and January 15

         This Note is convertible as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

                             SIGNATURE PAGE FOLLOWS

------------------
(3)      This phase should be included only if the Security is a Global
         Security.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                             FLEXTRONICS INTERNATIONAL LTD.

                                             By: _______________________________
                                                 Name:
                                                 Title:

Dated:

Trustee's Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

________________________________________________
Authorized Signatory

By:

                       [FORM OF REVERSE SIDE OF SECURITY]

                         FLEXTRONICS INTERNATIONAL LTD.
              1% CONVERTIBLE SUBORDINATED NOTES DUE AUGUST 1, 2010

         1.       INTEREST

         Flextronics International Ltd., a Singapore corporation (the "Company", which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate of 1% per annum. The Company shall pay interest semiannually on August 1 and February 1 of each year, commencing February 1, 2004. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 5, 2003; provided, however, that if there is not an existing default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement.

         2.       METHOD OF PAYMENT

         The Company shall pay interest (and Additional Interest, if any,) on this Note to the person who is the Holder of this Note at the close of business on July 15 or January 15, as the case may be, preceding the related interest payment date. The Holder must surrender this Note to a Paying Agent to collect payment of principal. The Company will pay principal and interest (and Additional Interest, if any), in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest (and Additional Interest, if any), in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company. The Company may mail an interest check, if any, to the Holder's registered address. Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

         3.       PAYING AGENT, REGISTRAR AND CONVERSION AGENT

         Initially, J.P. Morgan Trust Company, National Association (the "Trustee", which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

         4.       INDENTURE, LIMITATIONS

         This Note is one of a duly authorized issue of Securities of the Company designated as its 1% Convertible Subordinated Notes Due August 1, 2010 (the "Notes"), issued under an Indenture dated as of August 5, 2003 (together with any supplemental indentures thereto, the "Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them.

         The Notes are subordinated unsecured obligations of the Company limited to $500,000,000 ($530,000,000 if the Initial Purchasers' option to purchase additional notes is exercised in full) aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Debt.

         5.       PURCHASE OF NOTES AT OPTION OF HOLDER UPON A CHANGE OF CONTROL

         Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or integral multiples thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Additional Interest) thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder of Notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice.

         The Company will comply with the requirements of Rule l4e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

         On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or integral multiples thereof.

         6.       CONVERSION

         A Holder of a Note may convert the principal amount of such Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to the close of business on August 1, 2010; provided, however, that if the Note is submitted or presented for purchase pursuant to a Change of Control Notice, the conversion right will terminate at the close of business on the Business Day immediately preceding the Change of Control Payment Date for such Note or such earlier date as the Holder presents such Note for purchase (unless the Holder withdraws its election pursuant to the Indenture).

         The initial Conversion Price is $15.525 per share, subject to adjustment under certain circumstances as provided in the Indenture. The number of shares of Common Stock issuable upon conversion of a Note is determined by dividing the principal amount of the Note or portion thereof converted by the Conversion Price in effect on the Conversion Date.

         To convert a Note, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Note to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or the Conversion Agent, and (d) pay any transfer or similar tax, if required. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

         A Note in respect of which a Holder had delivered a Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if the Change of Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

         As soon as practicable after the Conversion Date, the Company shall satisfy all of its Conversion Obligations by delivering to the Holder, at the Company's option, either shares of Common Stock, cash, or a combination of cash and shares of Common Stock. If the Company elects to satisfy the entire Conversion Obligation by Share Settlement, then the Company will deliver to the Holder shares of Common Stock equal to the quotient of (A) the aggregate principal amount of Notes to be converted by the Holder divided by (B) the Conversion Price in effect on the Conversion Date. If the Company elects to satisfy the entire Conversion Obligation by Cash Settlement, then the Company will deliver to the Holder cash in an amount equal to the product of (A) a number equal to the aggregate principal amount of Notes to be converted by such Holder divided by the Conversion Price in effect on the Conversion Date, and (B) the arithmetic mean of the Volume Weighted Average Prices of the Common Stock on each Trading Day during the Cash Settlement Averaging Period. If the Company elects to satisfy the Conversion Obligation in a Combined Settlement, then the Company will deliver to the Holder a Partial Cash Amount plus a number of shares of Common Stock equal to the quotient of (A) the amount of the Cash Settlement minus such Partial Cash Amount divided by (B) the arithmetic mean of the Volume Weighted Average Prices of the Common Stock on each Trading Day during the applicable Cash Settlement Averaging Period.

         Upon receipt of the conversion notice from a Holder by the Company (1) if the Company elects to satisfy the Conversion Obligation by Share Settlement, then settlement in Common Stock will be made on or prior to the fifth (5th) Trading Day following the receipt of such conversion notice; or (2) if the Company elects to satisfy the Conversion Obligation by Cash Settlement or Combined Settlement, then the Company will notify the Holder, through the Trustee, of the dollar amount to be satisfied in cash at any time during the Settlement Notice Period. Share Settlement will apply automatically if the Company does not notify the Holder that the Company has chosen another settlement method.

         If the Company timely elects Cash Settlement or Combined Settlement, then the Holder may retract the conversion notice at any time during the Conversion Retraction Period by notice to the Trustee. The Holder cannot retract the conversion notice (and the conversion notice therefore will be irrevocable) if the Company elects Share Settlement. If the Holder has not retracted the conversion notice during the Conversion Retraction Period, then Cash Settlement or Combined Settlement will occur on the first Trading Day following the Cash Settlement Averaging Period.

         7.       SUBORDINATION

         The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt of the Company. Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Debt described in the Indenture, the Senior Debt shall continue to be Senior Debt and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Debt or any extension or renewal of the Senior Debt.

         8.       DENOMINATIONS, TRANSFER, EXCHANGE

         The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

         9.       PERSONS DEEMED OWNERS

         The Holder of a Note may be treated as the owner of it for all purposes.

         10.      UNCLAIMED MONEY

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

         11.      AMENDMENT, SUPPLEMENT AND WAIVER

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

         12.      SUCCESSOR ENTITY

         When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) be released from those obligations.

         13.      DEFAULTS AND REMEDIES

         Under the Indenture, an Event of Default includes: (i) default for 30 days in payment of interest (including Additional Interest, if any), on any Notes; (ii) default in payment of any principal (including any premium) on the Notes when due; (iii) failure by the Company for 30 days after notice from either the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with Sections 3.2 or 7.1 of the Indenture; (iv) failure by the Company for 60 days after notice from either the Trustee or the Holders of at least 25% in principal of the then outstanding Notes to comply with any of its other agreements contained in the Indenture or the Notes; (v) default in the payment of certain indebtedness of the Company; and (vi) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee or the Holders of at least

25% in aggregate principal amount of the Notes then outstanding may, by notice to the Company, declare all unpaid principal and accrued and unpaid interest thereon to the date of acceleration on the Notes then outstanding to be due and payable upon any such declaration, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Notes then outstanding and accrued and unpaid interest thereon shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest (including Additional Interest, if any) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

         14.      TRUSTEE DEALINGS WITH THE COMPANY

         J.P. Morgan Trust Company, National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

         15.      NO RECOURSE AGAINST OTHERS

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

         16.      AUTHENTICATION

         This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

         17.      ABBREVIATIONS AND DEFINITIONS

         Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

         All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

         18.      INDENTURE TO CONTROL; GOVERNING LAW

         In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principals of conflicts of law.

         The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Flextronics International Ltd., 2090 Fortune Drive, San Jose, CA 95131, (408) 428-1300,
Attention: Investor Relations.

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

         I or we assign and transfer this Note to

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

________________________________________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

                                             Your Signature:
Date: _________________________________      ___________________________________
                                             (Sign exactly as your name appears
                                             on the other side of this Note)

*Signature guaranteed by:

By:  ________________________________

         * The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP);
              (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                                CONVERSION NOTICE

         To convert this Note into Common Stock of the Company, check the box:
         [ ]

         To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $____________.

         If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

                                             Your Signature:
Date: _________________________________      ___________________________________
                                             (Sign exactly as your name appears
                                             on the other side of this Note)

*Signature guaranteed by:

By:  ________________________________

         * The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP);
              (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 3.2 of the Indenture, check the box below:

                                 [ ] Section 3.2

         If you want to elect to have only part of the Note purchased by the Company Section 3.2 of the Indenture, state the amount you elect to have purchased: $

Date: _________________________________   Your Signature________________________
                                          (Sign exactly as your name appears on
                                           the face of this Note)

                                          Tax Identification No:________________

                                          SIGNATURE GUARANTEE:
                                          ______________________________________

                                          Signatures must be guaranteed by an
                                          "eligible guarantor institution"
                                          meeting the requirements of the
                                          Registrar, which requirements include
                                          membership or participation in the
                                          Security Transfer Agent Medallion
                                          Program ("STAMP") or such other
                                          "signature guarantee program" as may
                                          be determined by the Registrar in
                                          addition to, or in substitution for,
                                          STAMP, all in accordance with the
                                          Securities Exchange Act of 1934, as
                                          amended.

                        SCHEDULE OF EXCHANGES OF NOTES(4)

         The following exchanges, repurchases or conversions of a part of this global Note have been made:

                         PRINCIPAL AMOUNT            AUTHORIZED                AMOUNT OF                AMOUNT OF
                       OF THIS GLOBAL NOTE          SIGNATORY OF              DECREASE IN              INCREASE IN
                          FOLLOWING SUCH             SECURITIES            PRINCIPAL AMOUNT          PRINCIPAL AMOUNT
DATE OF EXCHANGE      DECREASE (OR INCREASE)          CUSTODIAN           OF THIS GLOBAL NOTE      OF THIS GLOBAL NOTE
----------------      ---------------------           ---------           -------------------      -------------------

-----------------
(4)      This schedule should be included only if the Security is a Global
         Security.

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                     OF TRANSFER OF RESTRICTED SECURITIES(5)

Re: 1% Convertible Subordinated Notes Due August 1, 2010 (the "Notes") of Flextronics International Ltd.

         This certificate relates to $_______ principal amount of Notes owned in (check applicable box)

         [ ] book-entry or [ ] definitive form by ___________________ (the "Transferor").

         The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

         In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.12 of the Indenture dated as of August 5, 2003 between Flextronics International Ltd. and J.P. Morgan Trust Company, National Association, as trustee (the "Indenture"), and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

         [ ] Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

         [ ] Such Note is being acquired for the Transferor's own account, without transfer.

         [ ] Such Note is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

         [ ] Such Note is being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

         [ ] Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

         [ ] Such Note is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

         Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result

------------------
(5) This certificate should be included if this Security is a Transfer Restricted Security.

of which such Note will, upon such transfer, cease to be a "restricted security" within the meaning of Rule 144 under the Securities Act.

         The Transferor acknowledges and agrees that, if the transferee will hold any such Notes in the form of beneficial interests in a global Note which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.

Date: _________________________________   __________________________________
                                          (Insert Name of Transferor)